Registration No. ____________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CSB BANCORP, INC.
(Exact name of issuer as specified in its Charter)

Ohio	34-1687530

(State of Incorporation)	(I.R.S. Employer Identification No.)

6 West Jackson Street, Millersburg, Ohio	44654

(Address of Principal Executive Offices)	(Zip Code)

CSB BANCORP, INC. SHARE INCENTIVE PLAN
(Full Title of the Plan)

John J. Limbert
CSB Bancorp, Inc.
6 West Jackson Street, Millersburg, Ohio 44654
(330) 674-9015
(Name, address, zip code, telephone number,
and area code of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Each		Maximum	Maximum
Class of Securities	Amount	Offering	Aggregate	Amount Of
To Be	To Be	Price Per	Offering	Registration
Registered	Registered	Share	Price	Fee (1)
Common Stock, $6.25 par value	200,000 shares	$21.50	$4,300,000	$460.10

(1)	Based, pursuant to Rule 457(c), on the average of the high and low prices of the common stock of CSB Bancorp, Inc. reported on the Over-The-Counter Bulletin Board on November 28, 2005, a date within 5 days of the date on which this Registration Statement is filed.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of the General Instructions to this Registration Statement on Form S-8 have been sent or given to employees, officers and directors of the Registrant and its subsidiaries who participate in the Share Incentive Plan as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     CSB Bancorp, Inc. (the “Registrant”) states that the documents listed below are incorporated by reference in this Registration Statement. Registrant further states that all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.
•	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004.

•	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 June 30, 2005 and September 30, 2005.

•	The Registrant’s Current Reports on Form 8-K filed on January 24, 2005, April 18, 2005, July 7, 2005, July 19, 2005, August 30, 2005, October 18, 2005 and November 2, 2005.

•	The description of the Registrant’s Common Stock contained on the Registrant’s Registration Statement on Form 10-SB, effective April 29, 1993, and as amended on December 3, 1993.
Item 4. Description of Securities.
             Not Applicable.
Item 5. Interests of Named Experts and Counsel.
             The legality of the shares being offered by this Registration Statement has been passed upon for the Registrant by Thompson Hine LLP.
Item 6. Indemnification of Directors and Officers.
     The Registrant’s Amended Articles of Incorporation provide that the Registrant shall indemnify its present and past directors, officers, employees and agents to the fullest extent permitted by law. The Amended Articles of Incorporation also provide that the Registrant shall indemnify its present and past directors for personal liability for monetary damages resulting from a breach of their fiduciary duties as directors; provided, however, that no indemnification shall be provided with respect to a breach of the directors’ duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, an illegal distribution of dividends, or any transaction from which the director derived an improper personal benefit.
     The Registrant is an Ohio corporation. Under the Ohio General Corporation Law (“Ohio Law”), Ohio corporations are permitted to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio Law does not authorize the payment by a corporation of judgments against a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order determining that such person is fairly and reasonably entitled to indemnification. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if it is determined that a director, officer, employee, or agent acted in good faith and in a manner such director, officer, employee, or agent reasonably believed to be in or not opposed to the best interest of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles of incorporation, code of regulations, or contract, except with respect to the advancement of expenses of directors.
     With respect to the advancement of expenses, Ohio Law provides that a director (but not an officer, employee, or agent) is entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proven by clear and convincing evidence that the act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.
Item 7. Exemption From Registration Claimed.
             Not Applicable.
Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended Articles of Incorporation of CSB Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to Registrant’s Form 10-Q filed on August 6, 2004).

4.2	Code of Regulations of CSB Bancorp, Inc. (incorporated by reference to Exhibit 3.2 to Registrant’s Form 10-Q filed on August 6, 2004).

5	Opinion of Thompson Hine LLP as to the legality of the securities being registered.

23(a)	Consent of Clifton Gunderson LLP, independent accountants

23(b)	Consent of Thompson Hine LLP (included as part of Exhibit 5)

24	Power of Attorney**

**	Contained herein on the signature page

Item 9. Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Millersburg, State of Ohio on December 1, 2005.

CSB BANCORP, INC.

By:	/s/ John J. Limbert

John J. Limbert, President & Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John L. Limbert as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8, and to perform any acts necessary to be done in order to file such amendment with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John J. Limbert	Director, Chief Executive Officer and President	10/27/05
John J. Limbert	(Principal Executive Officer)

/s/ Paula J. Meiler	Chief Financial Officer, Senior Vice President	12/01/05
Paula J. Meiler	(Principal Accounting and Financial Officer)

/s/ Robert K. Baker	Director, Chairman	10/27/05

Robert K. Baker

Ronald E. Holtman	Director

Signature	Title	Date
/s/ J. Thomas Lang	Director	10/27/05

J. Thomas Lang

/s/ Daniel J. Miller	Director	10/27/05

Daniel J. Miller

/s/ Jeffery A. Robb, Sr.	Director	10/27/05

Jeffery A. Robb, Sr.

Samuel M. Steimel	Director

/s/ Eddie L. Steiner	Director	10/27/05

Eddie L. Steiner

/s/ John R. Waltman	Director	10/27/05

John R. Waltman

INDEX TO EXHIBITS

Exhibit No.	Description	Page
4.1	Amended Articles of Incorporation of CSB Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to Registrant’s Form 10-Q filed on August 6, 2004).

4.2	Code of Regulations of CSB Bancorp, Inc. (incorporated by reference to Exhibit 3.2 to Registrant’s Form 10-Q filed on August 6, 2004).

5	Opinion of Thompson Hine LLP as to the legality of the securities being registered.

23(a)	Consent of Clifton Gunderson LLP, independent accountants

23(b)	Consent of Thompson Hine LLP (included as part of Exhibit 5)

24	Power of Attorney	**

**	Contained herein on the signature page